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                                                                    EXHIBIT 21.1

                           SUBSIDIARIES OF THE COMPANY

Following is a list of the Company's subsidiaries:

                                                      Organized                     Percent of
                                                      Under                         Voting Securities
Name                                                  the Laws of                   Owned by Registrant
----                                                  -----------                   -------------------
Intelect Network Technologies Company                 Nevada                        100%
Intelect Communications Systems Ltd.                  Bermuda                       100%
Intelect Network Systems Limited                      England                       100%
Intelect Visual Communications Corp.                  Delaware                      100%
DNA Enterprises, Inc.                                 Texas                         100%

                                                                                    Percent of
                                                                                    Voting Securities
                                                      Organized                     Owned by Intelect
                                                      Under                         Communications
Name                                                  the Laws of                   Systems Ltd.
----                                                  -----------                   ------------
Intelect Finance Limited                              Bermuda                       100%